UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 10, 2006

Peak International Limited

(Exact Name of Registrant as specified in Charter)

Bermuda	0-29332	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

38507 Cherry Street, Unit G

Newark, California 94560

(Address of principal executive offices) (Zip Code)

Telephone: (510) 449-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, Peak International Limited (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael Bingham. Pursuant to the Employment Agreement, Mr. Bingham will be paid a salary of $13,500 per month and will be eligible for a bonus of up to one and one-half month’s salary if he is still employed by the Company at the time the bonuses are paid to the Company employees. In addition, the Company will reimburse Mr. Bingham for the cost of reasonable housing in Hong Kong, in an amount not to exceed $5,500 per month.

The Employment Agreement also provides for a lump-sum severance payment in an amount equal to the greater of (a) $40,500 or (b) 3 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination, with such options remaining exercisable for one year. Mr. Bingham shall not be eligible to receive the severance payment in the event his employment is terminated (1) as a result of his conviction of a felony involving dishonesty, (2) by the Company for Good Cause (as defined in the Employment Agreement), (3) as a result of a material breach of the Employment Agreement, (4) as a result of his death or disability, or (5) as a result of his resignation, unless such resignation is a result of a reduction by the Company of Mr. Bingham’s base salary to less than $182,250 per year. If Mr. Bingham’s employment is terminated without Good Cause or he resigns as a result of a reduction in base salary and such termination or resignation occurs in anticipation of or within two years following a change in control or liquidation of the Company, in addition to the severance package as described above, all stock options held by Mr. Bingham shall immediately vest in full and remain exercisable for a period of one year.

The Employment Agreement also contains standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of Company employees and customers.

The description set forth above is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as Exhibit 10.1 to this Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 10, 2006, the Company appointed Mr. Bingham as Senior Vice President, Sales. A copy of the Company’s related press release is furnished hereto as Exhibit 99.1.

Mr. Bingham, 62, served as Vice President of Sales of ILM, Inc. in Hayward, California from 2004 to early 2006. ILM provides aluminum and plastic components for the medical instrument industry, and supplies vacuum chambers to the Silicon Valley’s chip manufacturers. From 1989 to 2003, Mr. Bingham served as General Manager at Hitech Die Casting, Inc. in Livermore, California. Hitech provides plastic injection molding and die casting products and services to customers in a wide variety of industries including high technology companies in the Silicon Valley and medical and commercial product producers throughout the western United States.

For a description of the material terms of the employment agreement between the Company and Mr. Bingham, see Item 1.01 above, which description is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 10, 2006, by and between Peak International Limited and Michael Bingham.

99.1	Press Release of Peak International Limited, dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2006	PEAK INTERNATIONAL LIMITED

/s/ Katie Fung
Name: Katie Fung
Title: Chief Financial Officer

1

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated April 10, 2006, by and between Peak International Limited and Michael Bingham.

99.1	Press Release of Peak International Limited, dated April 12, 2006.